UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 23, 2010

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive

Greenville, Wisconsin 54942

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 23, 2010, School Specialty, Inc. (the “Company”) entered into the Credit Agreement, by and among the Company, certain subsidiaries of the Company, U.S. Bank National Association and JPMorgan Cash Bank, N.A., as Co-Syndication Agents, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders named therein, arranged by Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager.

The Credit Agreement replaces the Company’s Amended and Restated Credit Agreement, as amended, with Bank of America, N.A. and the other parties named therein dated as of February 1, 2006.

The aggregate revolving commitments of the lenders under the Credit Agreement is $350,000,000, and the Credit Agreement includes an incremental term loan feature that could allow the Company to borrow an additional $200 million. Unless terminated earlier in accordance with its terms, the Credit Agreement has a maturity date of April 23, 2014.

The Credit Agreement includes customary representations and warranties and affirmative and negative covenants including, among others, covenants relating to financial reporting, maintenance of a leverage ratio, incurrence of liens, sale or disposition of assets and incurrence of other indebtedness. The Credit Agreement gives the Company both availability and flexibility to utilize the facility for working capital, investments, and other corporate purposes such as retiring both of the Company’s convertible subordinated notes, share repurchases, dividends, and acquisitions, provided the maximum leverage ratios are not exceeded.

The Credit Agreement provides for customary events of default, including, among other things, failure to pay any principal or interest when due, failure to comply with certain covenants, certain insolvency or receivership events, and a change of control (as defined in the Credit Agreement). Upon an event of default, the administrative agent shall, at the request of, or may, with the consent of, the requisite number of lenders, declare all amounts owing under the Credit Agreement immediately due and payable, terminate the lenders’ commitments to make loans under the Credit Agreement, require the Company to cash collateralize (as defined in the Credit Agreement) the obligations under any letters of credit, and/or exercise any and all remedies and other rights under the Credit Agreement. For certain events of default related to insolvency and receivership, the commitments of the lenders will be automatically terminated and all outstanding loans will become immediately due and payable.

A copy of the Credit Agreement, as well as copies of the Pledge Agreement and Securities Agreement entered into on April 23, 2010 in connection with the Credit Agreement, are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and the terms of the Credit Agreement are incorporated herein by reference.

Item 8.01	Other Events

On April 27, 2010, the Company announced it had entered into the new bank credit facility. The press release announcing the new Credit Agreement is attached hereto as exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Credit Agreement dated April 23, 2010

4.2	Pledge Agreement dated April 23, 2010

4.3	Security Agreement dated April 23, 2010

99.1	Press Release dated April 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2010	SCHOOL SPECIALTY, INC.

	By:	/s/ DAVID N. VANDER PLOEG
David N. Vander Ploeg Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Credit Agreement dated April 23, 2010

4.2	Pledge Agreement dated April 23, 2010

4.3	Security Agreement dated April 23, 2010

99.1	Press Release dated April 27, 2010

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